Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Liberty Puerto Rico 401(k) Savings Plan
Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-189223) of Liberty Global plc of our report dated June 24, 2014, relating to the financial statements and supplemental schedules of the Liberty Puerto Rico 401(k) Savings Plan (formerly known as Liberty Global 401(k) Savings Plan - Puerto Rico) which appear in this Form 11-K for the year ended December 31, 2013.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
June 24, 2014